Filed Pursuant to Rule 424(b)(2)
Registration No. 333-272447

Pricing Supplement dated December 18, 2023 (To ETF Underlying Supplement dated September 5, 2023, Prospectus Supplement dated September 5, 2023, and Prospectus dated September 5, 2023)

STRUCTURED INVESTMENTS                Opportunities in U.S. Equities

$3,053,000 Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

The Contingent Income Auto-Callable Securities (the “securities”) are unsecured debt obligations of Canadian Imperial Bank of Commerce (“CIBC” or the “Bank”). The securities have the terms described in the accompanying underlying supplement, prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the payment of interest or the repayment of any principal. Instead, the securities will pay a Contingent Quarterly Coupon at an annual rate of 8.08% but only if the Closing Price of each of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF on the related Observation Date is at or above 70.00% of its respective Initial Share Price, which we refer to as the respective Coupon Barrier Level. However, if the Closing Price of either Fund is less than its Coupon Barrier Level on any Observation Date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the Closing Price of each Fund is greater than or equal to its respective Initial Share Price on any of the Observation Dates starting from June 18, 2024, for the Early Redemption Payment equal to the sum of the Stated Principal Amount plus the related Contingent Quarterly Coupon. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the Final Share Price of each Fund is greater than or equal to 70.00% of its respective Initial Share Price, which we refer to as the respective Downside Threshold Level, the Payment at Maturity will be the Stated Principal Amount and the related Contingent Quarterly Coupon. If, however, the Final Share Price of either Fund is less than its Downside Threshold Level, investors will be fully exposed to the decline in the Worst Performing Fund on a 1-to-1 basis and will receive a Payment at Maturity that is less than 70.00% of the Stated Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the Worst Performing Fund and also the risk of not receiving any quarterly coupons during the entire term of the securities. Because all payments on the securities are based on the worst performing of the Funds, a decline beyond the respective Coupon Barrier Level on any Observation Date and/or beyond the respective Downside Threshold Level on the Final Observation Date, as applicable, of either Fund will result in the forfeiture of Contingent Quarterly Coupons and/or a significant loss of your investment, as applicable, even if the other Fund has appreciated or has not declined as much. Investors will not participate in any appreciation in either Fund. The securities are for investors who are willing to risk their principal based on the worst performing of two Funds and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if either Fund closes below its Coupon Barrier Level on any Observation Date, and the risk of an early redemption of the securities.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, either Fund or any securities held by either Fund. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other government agency or instrumentality of Canada, the United States or any other jurisdiction. The securities are not bail-inable debt securities (as defined on page 6 of the prospectus).

Final Terms
Issuer:	Canadian Imperial Bank of Commerce
Underlying Shares:	The SPDR® S&P 500® ETF Trust (Bloomberg symbol: SPY) (the “SPY”), and the iShares® Russell 2000 ETF (Bloomberg symbol: IWM) (the “IWM”) (each, a “Fund”)
Aggregate Principal Amount:	$3,053,000
Stated Principal Amount:	$1,000 per security
Pricing Date:	December 18, 2023
Original Issue Date:	December 21, 2023 (3 Business Days after the Pricing Date)
Final Observation Date:	December 18, 2025, subject to postponement as described under “Certain Terms of the Notes—Valuation Dates—For Notes Where the Reference Asset Consists of Multiple Funds” in the accompanying underlying supplement.
Maturity Date:	December 23, 2025, subject to Automatic Early Redemption and postponement as described under “Certain Terms of the Notes—Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date” in the underlying supplement.
Automatic Early Redemption:	If, on any of the Observation Dates starting from June 18, 2024, the Closing Price of each Fund is greater than or equal to its Initial Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the related Coupon Payment Date. No further payments will be made on the securities once they have been redeemed.
Early Redemption Payment:	The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Coupon with respect to the related Observation Date.
CUSIP / ISIN:	13607XPS0 / US13607XPS08
Listing:	The securities will not be listed on any securities exchange.
Commissions and Issue Price:	Price to Public	Agent’s Commissions	Proceeds to Issuer
Per Security	$1,000.00	$8.70(1)
		$2.50(2)	$988.80
Total	$3,053,000.00	$26,561.10 $7,632.50	$3,018,806.40

(1) CIBC World Markets Corp. (“CIBCWM”), acting as agent for the Bank, will receive a fee of $11.20 per security and will pay Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) a fixed sales commission of $8.70 for each security they sell. See “Additional Information About the Securities — Supplemental Plan of Distribution (Conflicts of Interest)” below.

(2) Of the $11.20 per security received by CIBCWM, CIBCWM will pay Morgan Stanley Wealth Management a structuring fee of $2.50 for each security.

The initial estimated value of the securities on the Pricing Date as determined by CIBC is $973.50 per security, which is less than the price to public. See “Risk Factors—General Risks” beginning on page 12 of this pricing supplement and “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” beginning on page 20 of this pricing supplement for additional information.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state or provincial securities commission has approved or disapproved the securities or determined if this pricing supplement or the accompanying underlying supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9 of this pricing supplement, and “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus.

ETF Underlying supplement dated September 5, 2023	Prospectus supplement dated September 5, 2023	Prospectus dated September 5, 2023

Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

Terms continued from previous page:

Contingent Quarterly Coupon:

•   If, on any Observation Date, the Closing Price of each Fund is greater than or equal to its Coupon Barrier Level, we will pay a Contingent Quarterly Coupon of $20.20 per security (equivalent to an annual rate of 8.08%) on the related Coupon Payment Date.

•   If, on any Observation Date, the Closing Price of either Fund is less than its Coupon Barrier Level, no Contingent Quarterly Coupon will be paid with respect to that Observation Date.

Observation Dates:	Quarterly, on March 18, 2024, June 18, 2024, September 18, 2024, December 18, 2024, March 18, 2025, June 18, 2025, September 18, 2025 and December 18, 2025 (the “Final Observation Date”). Each Observation Date is subject to postponement for non-Trading Days and certain Market Disruption Events as described under “Certain Terms of the Notes—Valuation Dates—For Notes Where the Reference Asset Consists of Multiple Funds” in the underlying supplement.
Coupon Payment Dates:	With respect to each Observation Date other than the Final Observation Date, the third Business Day after the related Observation Date. The payment of the Contingent Quarterly Coupon, if any, with respect to the Final Observation Date will be made on the Maturity Date. Each Coupon Payment Date is subject to postponement as described under “Certain Terms of the Notes—Interest Payment Dates, Coupon Payment Dates, Call Payment Dates and Maturity Date” in the underlying supplement.
Payment at Maturity:	If the securities have not been previously redeemed, investors will receive on the Maturity Date a Payment at Maturity determined as follows:

•       If the Final Share Price of each Fund is greater than or equal to its respective Downside Threshold Level: the Stated Principal Amount plus (ii) the Contingent Quarterly Coupon with respect to the Final Observation Date

•       If the Final Share Price of either Fund is less than its Downside Threshold Level: (i) the Stated Principal Amount multiplied by (ii) the Share Performance Factor of the Worst Performing Fund.

Under these circumstances, the Payment at Maturity will be less than 70% of the Stated Principal Amount of the securities and could be zero. Even with any Contingent Quarterly Coupons, the return on the securities could be negative.

Coupon Barrier Level:	$330.379 with respect to the SPY and $137.977 with respect to the IWM, each of which is 70.00% of its Initial Share Price
Downside Threshold Level:	$330.379 with respect to the SPY and $137.977 with respect to the IWM, each of which is 70.00% of its Initial Share Price
Share Performance Factor of the Worst Performing Fund:	With respect to the Worst Performing Fund, its Final Share Price divided by its Initial Share Price
Worst Performing Fund:	The Fund with the lowest Final Share Price as compared to the respective Initial Share Price
Initial Share Price:	$471.97 with respect to the SPY and $197.11 with respect to the IWM, each of which was its Closing Price on the Pricing Date, subject to adjustment by the calculation agent as described under “Certain Terms of the Notes—Anti-Dilution Adjustments” in the accompanying underlying supplement.
Final Share Price:	With respect to each Fund, its Closing Price on the Final Observation Date.

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Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due December 23, 2025 Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF (the “securities”) do not guarantee the repayment of any principal and do not provide for the regular payment of interest. Instead, the securities will pay a Contingent Quarterly Coupon but only if the Closing Price of each Fund is at or above its respective Coupon Barrier Level on the related Observation Date. However, if the Closing Price of either Fund is less than its Coupon Barrier Level on any Observation Date, we will pay no interest for the related quarterly period. If the Closing Price of at least one Fund is less than its respective Coupon Barrier Level on each Observation Date, you will not receive any Contingent Quarterly Coupon for the entire term of the securities. In addition, if the Closing Price of each Fund is greater than or equal to its Initial Share Price on any of the Observation Dates starting from June 18, 2024, the securities will be automatically redeemed for an Early Redemption Payment equal to the Stated Principal Amount plus the Contingent Quarterly Coupon with respect to the related Observation Date. If the securities have not been automatically called prior to maturity and the Final Share Price of either Fund is less than its Downside Threshold Level, investors will be fully exposed to the decline in the Worst Performing Fund on a 1-to-1 basis, and will receive a Payment at Maturity that is less than 70% of the Stated Principal Amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of the Worst Performing Fund and also the risk of not receiving any quarterly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of either Fund.

Maturity:	Approximately 2 years, unless redeemed earlier
Contingent Quarterly Coupon:

If the Closing Price of each Fund is greater than or equal to its respective Coupon Barrier Level on an Observation Date, we will pay a Contingent Quarterly Coupon of $20.20 per security (equivalent to an annual rate of 8.08%) on the related Coupon Payment Date.

If the Closing Price of either Fund is less than its Coupon Barrier Level, no Contingent Quarterly Coupon will be paid with respect to that quarterly period. It is possible that one or both Funds will close below the respective Coupon Barrier Level(s) on most or all of the Observation Dates so that you will receive few or no Contingent Quarterly Coupons throughout the entire term of the securities.

Automatic Early Redemption:

If the Closing Price of each Fund is greater than or equal to its Initial Share Price on any of the Observation Dates starting from June 18, 2024, the securities will be automatically redeemed for an Early Redemption Payment equal to the Stated Principal Amount plus the Contingent Quarterly Coupon with respect to the related Observation Date. No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not been automatically redeemed prior to maturity, the Payment at Maturity will be determined as follows:

If the Final Share Price of each Fund is greater than or equal to its respective Downside Threshold Level: the Stated Principal Amount and the Contingent Quarterly Coupon with respect to the Final Observation Date.

If the Final Share Price of either Fund is less than its Downside Threshold Level: the Stated Principal Amount times the Share Performance Factor of the Worst Performing Fund. Under these circumstances, the Payment at Maturity will be less than 70% of the Stated Principal Amount of the securities and could be zero. No quarterly coupon will be payable at maturity. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

December 2023	Page 3

Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee the repayment of any principal at maturity and do not provide for the regular payment of interest. Instead, the securities will pay a Contingent Quarterly Coupon but only if the Closing Price of each Fund is at or above its respective Coupon Barrier Level on the related Observation Date. However, if the Closing Price of either Fund is less than its Coupon Barrier Level on any Observation Date, we will pay no interest for the related quarterly period. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly interest if either Fund closes below its Coupon Barrier Level on any Observation Date, and the risk of an early redemption of the securities.

The following scenarios are for illustration purposes only to demonstrate how the Contingent Quarterly Coupon and the Payment at Maturity (if the securities have not been previously redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity, the Contingent Quarterly Coupon may not be payable with respect to some or all of the quarterly periods during the term of the securities, and the Payment at Maturity may be less than 70% of the Stated Principal Amount of the securities and may be zero. Investors will not participate in any appreciation in either Fund. Even with any Contingent Quarterly Coupons, the return on the securities could be negative.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each Fund closes at or above its Coupon Barrier Level on some quarterly Observation Dates, but one or both Funds close below the respective Coupon Barrier Level(s) on the others. Investors receive the Contingent Quarterly Coupon, corresponding to a return of 8.08% per annum, for the quarterly periods for which the Closing Price of each Fund is at or above the respective Coupon Barrier Level on the related Observation Date, but not for the quarterly periods for which the Closing Price of either Fund is below its Coupon Barrier Level on the related Observation Date.

When each Fund closes at or above its respective Initial Share Price on a quarterly Observation Date starting from June 18, 2024, the securities will be automatically redeemed for the Stated Principal Amount plus the Contingent Quarterly Coupon with respect to the related Observation Date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each Fund closes at or above the respective Coupon Barrier Level on some quarterly Observation Dates, but one or both Funds close below the respective Coupon Barrier Level(s) on the others, and each Fund closes below its respective Initial Share Price on every quarterly Observation Date on or after June 18, 2024. Consequently, the securities are not automatically redeemed, and investors receive the Contingent Quarterly Coupon, corresponding to a return of 8.08% per annum, for the quarterly periods for which the Closing Price of each Fund is at or above the respective Coupon Barrier Level on the related Observation Date, but not for the quarterly periods for which the Closing Price of either Fund is below its Coupon Barrier Level on the related Observation Date.

On the Final Observation Date, each Fund closes at or above its Downside Threshold Level. At maturity, investors will receive the Stated Principal Amount and the Contingent Quarterly Coupon with respect to the Final Observation Date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that each Fund closes at or above its respective Coupon Barrier Level on some quarterly Observation Dates, but one or both Funds close below the respective Coupon Barrier Level(s) on the others, and each Fund closes below its respective Initial Share Price on every quarterly Observation Date on or after June 18, 2024. Consequently, the securities are not automatically redeemed, and investors receive the Contingent Quarterly Coupon, corresponding to a return of 8.08% per annum, for the quarterly periods for which the Closing Price of each Fund is at or above the respective Coupon Barrier Level on the related Observation Date, but not for the quarterly periods for which the Closing Price of either Fund is below its Coupon Barrier Level on the related Observation Date.

On the Final Observation Date, one or both Funds close below the respective Downside Threshold Level(s). At maturity, investors will receive an amount equal to the Stated Principal Amount multiplied by the Share Performance Factor of the Worst Performing Fund. Under these circumstances, the Payment at Maturity will be less than 70% of the Stated Principal Amount and could be zero. No coupon will be paid at maturity in this scenario.

December 2023	Page 4

Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the Closing Price of each Fund on each quarterly Observation Date, and (2) the Final Share Price of each Fund. Please see “Hypothetical Examples” beginning on page 7 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Automatic Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

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Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

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Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a Contingent Quarterly Coupon is payable with respect to an Observation Date and how to calculate the Payment at Maturity, if any, if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a Contingent Quarterly Coupon will be determined by reference to the Closing Price of each Fund on each quarterly Observation Date, and the amount you will receive at maturity, if any, will be determined by reference to the Final Share Price of the Worst Performing Fund on the Final Observation Date. The actual Initial Share Price, Coupon Barrier Level and Downside Threshold Level for each Fund are set forth under “Final Terms” above. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Prices:	$100 for each Fund
Contingent Quarterly Coupon:	$20.20 per quarter (8.08% per annum or 2.02% per quarter)
Observation Dates:	Quarterly, commencing on March 18, 2024
Hypothetical Coupon Barrier Levels:	$70.00 for each Fund (70.00% of its hypothetical Initial Share Price)
Hypothetical Downside Threshold Levels:	$70.00 for each Fund (70.00% of its hypothetical Initial Share Price)

How to determine whether a Contingent Quarterly Coupon is payable with respect to an Observation Date:

	Closing Price		Contingent Quarterly Coupon

	SPY	IWM

Hypothetical Observation Date 1	$80 (at or above Coupon Barrier Level)	$95 (at or above Coupon Barrier Level)	$20.20

Hypothetical Observation Date 2	$80 (at or above Coupon Barrier Level)	$40 (below Coupon Barrier Level)	$0

Hypothetical Observation Date 3	$60 (below Coupon Barrier Level)	$80 (at or above Coupon Barrier Level)	$0

Hypothetical Observation Date 4	$50 (below Coupon Barrier Level)	$40 (below Coupon Barrier Level)	$0

On hypothetical Observation Date 1, each Fund closes at or above its respective Coupon Barrier Level. Therefore, a Contingent Quarterly Coupon of $20.20 is paid on the relevant Coupon Payment Date.

On each of hypothetical Observation Dates 2 and 3, one Fund closes at or above its Coupon Barrier Level, but the other Fund closes below its Coupon Barrier Level. Therefore, no Contingent Quarterly Coupon is paid on the relevant Coupon Payment Date.

On hypothetical Observation Date 4, each Fund closes below its respective Coupon Barrier Level, and, accordingly, no Contingent Quarterly Coupon is paid on the relevant Coupon Payment Date.

If the Closing Price of at least one Fund is less than its Coupon Barrier Level on each Observation Date, you will not receive any Contingent Quarterly Coupons for the entire term of the securities.

December 2023	Page 7

Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

How to calculate the Payment at Maturity (if the securities have not been automatically redeemed):

If the Closing Price of each Fund is greater than or equal to its Initial Share Price on any of the Observation Dates starting from June 18, 2024, the securities will be automatically redeemed for an Early Redemption Payment equal to the Stated Principal Amount for each security you hold plus the Contingent Quarterly Coupon with respect to the related Observation Date.

The examples below illustrate how to calculate the Payment at Maturity if the securities have not been automatically redeemed prior to maturity.

	Final Share Price		Payment at Maturity

	SPY	IWM

Example 1:	$70 (at or above the Downside Threshold Level)	$40 (below the Downside Threshold Level)	$1,000 × Share Performance Factor of the Worst Performing Fund = $1,000 × ($40 / $100) = $400

Example 2:	$80 (at or above the Downside Threshold Level)	$50 (below the Downside Threshold Level)	$1,000 × ($50 / $100) = $500

Example 3:	$40 (below the Downside Threshold Level)	$30 (below the Downside Threshold Level)	$1,000 × ($30 / $100) = $300

Example 4:	$130 (at or above the Downside Threshold Level)	$120 (at or above the Downside Threshold Level)

The Stated Principal Amount + the Contingent Quarterly Coupon with respect to the Final Observation Date.

For more information, please see above under “How to determine whether a Contingent Quarterly Coupon is payable with respect to an Observation Date.”

In examples 1 and 2, the Final Share Price of one Fund is at or above its Downside Threshold Level, but the Final Share Price of the other Fund is below its Downside Threshold Level. Therefore, investors are exposed to the downside performance of the Worst Performing Fund at maturity and receive at maturity an amount equal to the Stated Principal Amount multiplied by the Share Performance Factor of the Worst Performing Fund. Moreover, investors do not receive any Contingent Quarterly Coupon for the final quarterly period.

Similarly, in example 3, the Final Share Price of each Fund is below its respective Downside Threshold Level, and investors receive at maturity an amount equal to the Stated Principal Amount times the Share Performance Factor of the Worst Performing Fund. In example 3, the SPY has declined 60% from its Initial Share Price to its Final Share Price and the IWM has declined 70% from its Initial Share Price to its Final Share Price. Therefore, the Payment at Maturity equals the Stated Principal Amount multiplied by the Share Performance Factor of the IWM, which is the Worst Performing Fund in this example. Moreover, investors do not receive the Contingent Quarterly Coupon for the final quarterly period.

In example 4, the Final Share Price of each Fund is at or above its respective Downside Threshold Level. Therefore, investors receive at maturity the Stated Principal Amount of the securities plus the Contingent Quarterly Coupon with respect to the Final Observation Date. However, investors do not participate in any appreciation of either Fund.

If the securities have not been redeemed prior to maturity and the Final Share Price of EITHER Fund is below its Downside Threshold Level, you will be exposed to the downside performance of the Worst Performing Fund at maturity, and your Payment at Maturity will be less than $700 per security and could be zero.

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Contingent Income Auto-Callable Securities due December 23, 2025

Based on the Worst Performing of the SPDR® S&P 500® ETF Trust and the iShares® Russell 2000 ETF

Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” beginning on page S-1 of the accompanying underlying supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Structure of the Securities

•	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not provide the regular interest payments or guarantee the return of any of the Stated Principal Amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the Final Share Price of the Worst Performing Fund is less than its Downside Threshold Level, you will lose 1% for every 1% decline in the Final Share Price of the Worst Performing Fund from its Initial Share Price. In this case, the Payment at Maturity will be less than 70% of the Stated Principal Amount and could be zero.

•	The securities do not provide for regular interest payments, and you may receive no Contingent Quarterly Coupons on most or all of the Coupon Payment Dates. The terms of the securities differ from those of conventional debt securities in that they do not provide for the regular interest payments. Instead, the securities will pay a Contingent Quarterly Coupon only if the Closing Price of each Fund on the related Observation Date is at or above its respective Coupon Barrier Level. If the Closing Price of either Fund is below its Coupon Barrier Level on each Observation Date, you will not receive any Contingent Quarterly Coupons over the entire term of the securities, and you will not receive a positive return on your securities. Generally, this non-payment of the Contingent Quarterly Coupons coincides with a period of greater risk of principal loss on your securities. If you do not earn sufficient Contingent Quarterly Coupons over the term of the securities, the overall return on the securities may be less than the return on a conventional debt security of ours with comparable maturity.

•	The Automatic Early Redemption feature limits your potential return. If the securities are redeemed, the Early Redemption Payment is limited to the Stated Principal Amount plus the applicable Contingent Quarterly Coupon. If the securities are redeemed, you will lose the opportunity to continue to receive any Contingent Quarterly Coupons from the relevant early redemption date to the Maturity Date, and the total return on the securities could be minimal. Because of the Automatic Early Redemption feature, the term of your investment in the securities may be limited to a period that is shorter than the original term of the securities and may be as short as approximately 6 months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically redeemed prior to the Maturity Date.

•	Investors will not participate in any appreciation in the price of either Fund and the return on the securities will be limited to any Contingent Quarterly Coupons paid on the securities. Payments on the securities, whether at maturity or upon an early redemption, will not exceed the Stated Principal Amount plus any Contingent Quarterly Coupons, and any positive return you receive on the securities will be composed solely of any Contingent Quarterly Coupons. You will not participate in any appreciation of either Fund. Therefore, if the appreciation of either Fund exceeds any Contingent Quarterly Coupons paid to you, the securities will underperform an investment in that Fund or the securities held by that Fund or the securities linked to that Fund providing a full participation in the appreciation.

•	Higher Contingent Quarterly Coupon or lower Coupon Barrier Level or Downside Threshold Level are generally associated with a reference asset with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the value of a reference asset. The greater the expected volatility with respect to a reference asset on the Pricing Date, the higher the expectation as of the Pricing Date that the value of that reference asset could close below its Downside Threshold Level on the Final Observation Date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Contingent Quarterly Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower Coupon Barrier Level or Downside Threshold Level or a higher Contingent Quarterly Coupon) than for similar securities linked to the performance of a reference asset with a lower expected volatility as of the Pricing Date. You should therefore understand that a relatively higher Contingent Quarterly Coupon may indicate an increased risk of loss. Further, a relatively lower Coupon Barrier Level or Downside Threshold Level may not necessarily indicate that the securities have a greater likelihood of payments of Contingent Quarterly Coupons or a repayment of principal at maturity. The volatility of a Fund can change significantly over the term of the securities. The price of a Fund could fall sharply, which could result in few or no payment of Contingent Quarterly Coupons during the term of the securities and a significant or even complete loss of principal at maturity.

•	The payments on the securities are based only on the Closing Prices of the Funds on the Observation Dates. The payments on the securities will be based on the Closing Prices of the Funds on the Observation Dates, including the Final Observation Date. Therefore, for example, if the Closing Price of either Fund has declined as of each Observation Date below its Initial Share Price or its Coupon Barrier Level, as applicable, the securities will not be redeemed and the Contingent Quarterly Coupons will not be payable during the term of the securities.

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Principal at Risk Securities

Similarly, if the Final Share Price of either Fund has declined as of the Final Observation Date below its Downside Threshold Level, the Payment at Maturity may be significantly less than it would otherwise have been had the Payment at Maturity been linked to the Closing Prices of the Funds other than on the Final Observation Date. Although the actual price of a Fund at other times during the term of the securities may be higher than its Closing Prices on the Observation Dates, the payments on the securities will not benefit from the Closing Price of either Fund at any time other than the Observation Dates.

•	You are exposed to the price risk of each Fund, with respect to both the Contingent Quarterly Coupons, if any, and the Payment at Maturity, if any. Your return on the securities is not linked to a basket consisting of the Funds. Rather, it will be contingent upon the independent performance of each Fund. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each Fund. Poor performance by either Fund over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other Fund. To receive any Contingent Quarterly Coupons, each Fund must close at or above its respective Coupon Barrier Level on the applicable Observation Date. In addition, if either Fund has declined below its respective Downside Threshold Level as of the Final Observation Date, you will be fully exposed to the decline in the Worst Performing Fund over the term of the securities on a 1-to-1 basis, even if the other Fund has appreciated or not declined as much. Under this scenario, the value of any such payment will be less than 70% of the Stated Principal Amount and could be zero. Accordingly, your investment is subject to the price risk of each Fund.

•	Because the securities are linked to the performance of the Worst Performing Fund, you are exposed to greater risks of receiving no Contingent Quarterly Coupons and sustaining a significant loss on your investment than if the securities were linked to just one Fund. The risk that you will not receive any Contingent Quarterly Coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one Fund. With two Funds, it is more likely that either Fund will close below its Coupon Barrier Level on an Observation Date, or below its Downside Threshold Level on the Final Observation Date, than if the securities were linked to only one Fund. Therefore, it is more likely that you will not receive any Contingent Quarterly Coupons during the terms of the securities and that you will suffer a significant loss on your investment at maturity. In addition, because each Fund must close above its Initial Share Price on an Observation Date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one Fund.

Risks Relating to the Funds

•	Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or any securities held by a Fund, or engaging in transactions therein, and any such action could adversely affect the price of a Fund or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your initial investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

•	An investment in the securities is subject to risks associated with investing in small-capitalization companies. The IWM holds securities of companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore the share price of the IWM may be more volatile than an investment in stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded, making it difficult for the IWM to buy and sell them. In addition, small-capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These factors could adversely affect the prices of the IWM during the term of the securities, which may adversely affect the return on your securities.

•	The performance of a Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of the Fund, especially during periods of market volatility. Although a Fund is designed to track the performance of its Underlying Index, the performance of the Fund and that of the Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of a Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Fund not holding all or substantially all of the underlying assets held by the Underlying Index and/or holding assets that are not held by the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Fund, differences in trading hours between the Fund (or the underlying assets held by the Fund) and its Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

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Principal at Risk Securities

In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from its net asset value per share; shares of the Fund may trade at, above, or below its net asset value per share.

During periods of market volatility, securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of the Fund.

For the foregoing reasons, the performance of a Fund may not match the performance of its Underlying Index over the same period. Because of this variance, the return on the securities, to the extent dependent on the performance of a Fund, may not be the same as an investment directly in the securities or other assets held by its Underlying Index or the same as a debt security with a return linked to the performance of its Underlying Index.

•	The antidilution adjustments that the calculation agent is required to make do not cover every event that could affect the price of a Fund. The calculation agent will adjust the Initial Share Price and, consequently, the Coupon Barrier Level and Downside Threshold Level of a Fund, for certain events affecting the price of that Fund. However, the calculation agent will not make an adjustment for every event that can affect the price of a Fund. If an event occurs with respect to a Fund that does not require the calculation agent to adjust the price of that Fund, the market price of the securities may be materially and adversely affected.

Conflicts of Interest

•	Certain business, trading and hedging activities of us and our affiliates may create conflicts with your interests and could potentially adversely affect the value of the securities. We and our affiliates may engage in trading and other business activities related to a Fund or any securities held by a Fund that are not for your account or on your behalf. We and our affiliates also may issue or underwrite other financial instruments with returns based upon a Fund. These activities may present a conflict of interest between your interest in the securities and the interests that we and our affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. In addition, we and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities, and which may be revised at any time without notice to you. Any such research, opinions or recommendations could adversely affect the price of a Fund, and therefore, the market value of the securities. These trading and other business activities, if they adversely affect the price of a Fund or secondary trading in your securities, could be adverse to your interests as a beneficial owner of the securities.

Moreover, we and our affiliates play a variety of roles in connection with the issuance of the securities, including hedging our obligations under the securities and making the assumptions and inputs used to determine the pricing of the securities and the initial estimated value of the securities when the terms of the securities were set. We expect to hedge our obligations under the securities through CIBCWM, one of our other affiliates, and/or another unaffiliated counterparty, which may include any dealer from which you purchase the securities. Any of these hedging activities may adversely affect the price of a Fund and therefore the market value of the securities and the amount you will receive, if any, on the securities. In connection with such activities, the economic interests of us and our affiliates may be adverse to your interests as an investor in the securities. Any of these activities may adversely affect the value of the securities. In addition, because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging activity may result in a profit that is more or less than expected, or it may result in a loss. We, one or more of our affiliates or any unaffiliated counterparty will retain any profits realized in hedging our obligations under the securities even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. Any profit in connection with such hedging activities will be in addition to any other compensation that we, our affiliates or any unaffiliated counterparty receive for the sale of the securities, which creates an additional incentive to sell the securities to you. We, our affiliates or any unaffiliated counterparty will have no obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities.

•	There are potential conflicts of interest between you and the calculation agent. The calculation agent will determine, among other things, the amount of payments on the securities. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent will determine whether a Market Disruption Event has occurred on an Observation Date with respect to a Fund, determine the price of a Fund if a scheduled Observation Date is postponed to the last possible day for that Fund, and make certain anti-dilution adjustments with respect to a Fund if certain corporate events occur with respect to that Fund. See “Certain Terms of the Notes—Valuation Dates—For Notes Where the Reference Asset Consists of Multiple Funds” and “—Anti-Dilution Adjustments” in the underlying supplement. These determinations may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we will be the calculation agent, potential conflicts of interest could arise. None of us, CIBCWM or any of our other affiliates will have any obligation to consider your interests as a holder of the securities in taking any action that might affect the value of your securities.

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Principal at Risk Securities

General Risks

•	Payments on the securities are subject to our credit risk, and actual or perceived changes in our creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus and prospectus supplement, the securities will rank on par with all of our other unsecured and unsubordinated debt obligations, except such obligations as may be preferred by operation of law. Any payments to be made on the securities depend on our ability to satisfy our obligations as they come due. As a result, the actual and perceived creditworthiness of us may affect the market value of the securities and, in the event we were to default on our obligations, you may not receive the amounts owed to you under the terms of the securities. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. See “Description of Senior Debt Securities—Events of Default” in the accompanying prospectus.

•	The Bank’s initial estimated value of the securities is lower than the initial issue price (price to public) of the securities. The initial issue price of the securities exceeds the Bank’s initial estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the initial issue price of the securities. See “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” beginning on page 20 of this pricing supplement.

•	The Bank’s initial estimated value does not represent future values of the securities and may differ from others’ estimates. The Bank’s initial estimated value of the securities is only an estimate, which was determined by reference to the Bank’s internal pricing models when the terms of the securities were set. This estimated value was based on market conditions and other relevant factors existing at that time, the Bank’s internal funding rate on the Pricing Date and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater or less than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the market value of the securities could change significantly based on, among other things, changes in market conditions, including the prices of the Funds, the Bank’s creditworthiness, interest rate movements and other relevant factors, which may impact the price at which CIBCWM or any other party would be willing to buy the securities from you in any secondary market transactions. The Bank’s initial estimated value does not represent a minimum price at which CIBCWM or any other party would be willing to buy the securities in any secondary market (if any exists) at any time. See “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” beginning on page 20 of this pricing supplement.

•	The Bank’s initial estimated value of the securities was not determined by reference to credit spreads for our conventional fixed-rate debt. The internal funding rate used in the determination of the Bank’s initial estimated value of the securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. If the Bank were to have used the interest rate implied by our conventional fixed-rate debt, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate for market-linked securities had an adverse effect on the economic terms of the securities and the initial estimated value of the securities on the Pricing Date, and could have an adverse effect on any secondary market prices of the securities. See “Additional Information About the Securities—The Bank’s Estimated Value of the Securities” beginning on page 20 of this pricing supplement.

•	If CIBCWM were to repurchase your securities after the Original Issue Date, the price may be higher than the then-current estimated value of the securities for a limited time period. While CIBCWM may make markets in the securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. The price that it makes available from time to time after the Original Issue Date at which it would be willing to repurchase the securities will generally reflect its estimate of their value. That estimated value will be based upon a variety of factors, including then prevailing market conditions, our creditworthiness and transaction costs. However, for a period of approximately 12 months after the Pricing Date, the price at which CIBCWM may repurchase the securities is expected to be higher than their estimated value at that time. This is because, at the beginning of this period, that price will not include certain costs that were included in the initial issue price, particularly our hedging costs and profits. As the period continues, these costs are expected to be gradually included in the price that CIBCWM would be willing to pay, and the difference between that price and CIBCWM’s estimate of the value of the securities will decrease over time until the end of this period. After this period, if CIBCWM continues to make a market in the securities, the prices that it would pay for them are expected to reflect its estimated value, as well as customary bid-ask spreads for similar trades. In addition, the value of the securities shown on your account statement may not be identical to the price at which CIBCWM would be willing to purchase the securities at that time, and could be lower than CIBCWM’s price.

•	Economic and market factors may adversely affect the terms and market price of the securities prior to maturity or early redemption. Because structured notes, including the securities, can be thought of as having a debt and derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the securities at issuance and the market price of the securities prior to maturity or early redemption. These factors include the prices of the Funds; the volatilities of the Funds; the dividend rates paid on the Funds and the securities held by a Fund; the time remaining to the maturity or early redemption of the securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political,

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Principal at Risk Securities

regulatory, judicial or other events; and the creditworthiness of CIBC. These and other factors are unpredictable and interrelated and may offset or magnify each other.

•	The securities will not be listed on any securities exchange and we do not expect a trading market for the securities to develop. The securities will not be listed on any securities exchange. Although CIBCWM and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which CIBCWM and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or early redemption. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or early redemption.

Tax Risks

•	The tax treatment of the securities is uncertain. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your own tax situation. See “Additional Information About the Securities — United States Federal Income Tax Considerations” and “— Certain Canadian Federal Income Tax Considerations” in this pricing supplement, “Material U.S. Federal Income Tax Consequences” in the underlying supplement and “Material Income Tax Consequences—Canadian Taxation” in the prospectus.

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Principal at Risk Securities

Information About the Funds

The information below is a brief description of each Fund. We have derived the following information from publicly available documents. We have not independently verified the accuracy or completeness of the following information. In addition, information about each Fund may be obtained from other sources, including, but not limited to, its sponsor’s website. We are not incorporating by reference into this pricing supplement any website or any materials it includes. None of us, CIBCWM or any of our other affiliates makes any representation that such publicly available information regarding either Fund is accurate or complete.

SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index (the “Underlying Index”), which is designed to measure the performance of large-capitalization segment of the U.S. equity market. The SPY trades on the NYSE Arca under the ticker symbol “SPY.” See “Reference Sponsors and Fund Descriptions—The SPDR® S&P 500® ETF Trust” beginning on page S-49 of the accompanying underlying supplement for additional information about the SPY.

Information provided to or filed with the SEC by the Fund pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-46080 and 811-06125, respectively, through the SEC’s website at http://www.sec.gov.

Information as of market close on December 18, 2023:

Bloomberg Ticker Symbol:	SPY
Current Share Price:	$471.97
52 Weeks Ago:	$380.02
52 Week High (on 12/18/2023):	$471.97
52 Week Low (on 12/28/2022):	$376.66

iShares® Russell 2000 ETF

This iShares® Russell 2000 ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of the Russell 2000® Index, which is composed of small-capitalization U.S. equities. The IWM trades on the NYSE Arca under the ticker symbol “IWM.” See “Reference Sponsors and Fund Descriptions—The iShares® Russell 2000 ETF” beginning on page S-38 of the accompanying underlying supplement for additional information about the IWM.

Information provided to or filed with the SEC by the Fund pursuant to the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov.

Information as of market close on December 18, 2023:

Bloomberg Ticker Symbol:	IWM
Current Share Price:	$197.11
52 Weeks Ago:	$172.01
52 Week High (on 7/31/2023):	$198.71
52 Week Low (on 10/27/2023):	$162.21

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Principal at Risk Securities

Historical Performance of the Funds

The following graphs set forth the daily Closing Prices of each Fund for the period from January 1, 2018 through December 18, 2023. The tables below set forth the published high and low Closing Prices, as well as end-of-quarter Closing Prices, of each Fund for each quarter in the same period. We obtained the information in the graphs and the tables below from Bloomberg L.P. (“Bloomberg”) without independent verification. Each Fund has at times experienced periods of high volatility, and the historical performance of either Fund should not be taken as an indication of its future performance. No assurance can be given as to the price of either Fund at any time during the term of the securities, including the Observation Dates. We cannot give you assurance that the performance of either Fund will result in the return of any of your investment.

SPDR® S&P 500® ETF Trust

SPDR® S&P 500® ETF Trust – Daily Closing Prices January 1, 2018 to December 18, 2023

* The red line in the graph indicates the Coupon Barrier Level and Downside Threshold Level of $330.379, which is 70% of the Initial Share Price for SPY of $471.97 (the Closing Price of the SPY on December 18, 2023).

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Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP: 78462F103)	High ($)	Low ($)	Period End ($)
2018
First Quarter	286.58	257.63	263.15
Second Quarter	278.92	257.47	271.28
Third Quarter	293.58	270.9	290.72
Fourth Quarter	291.73	234.34	249.92
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter	416.78	379.38	409.39
Second Quarter	443.28	404.36	443.28
Third Quarter	457.79	425.88	427.48
Fourth Quarter(through December 18, 2023)	471.97	410.68	471.97

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Principal at Risk Securities

iShares® Russell 2000 ETF

iShares® Russell 2000 ETF – Daily Closing Prices January 1, 2018 to December 18, 2023

* The red line in the graph indicates the Coupon Barrier Level and Downside Threshold Level of $137.977, which is 70% of the Initial Share Price for IWM of $197.11 (the Closing Price of the IWM on December 18, 2023).

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Principal at Risk Securities

iShares® Russell 2000 ETF (CUSIP: 464287655)	High ($)	Low ($)	Period End ($)
2018
First Quarter	159.96	145.44	151.83
Second Quarter	169.97	148.13	163.77
Third Quarter	173.02	164.20	168.55
Fourth Quarter	166.33	125.88	133.90
2019
First Quarter	158.24	132.25	153.09
Second Quarter	160.71	145.86	155.50
Third Quarter	157.90	144.85	151.34
Fourth Quarter	166.68	146.46	165.67
2020
First Quarter	169.53	99.90	114.46
Second Quarter	153.09	104.62	143.18
Third Quarter	158.46	139.07	149.79
Fourth Quarter	199.14	152.18	196.06
2021
First Quarter	234.42	193.50	220.94
Second Quarter	232.89	211.85	229.37
Third Quarter	231.39	211.73	218.75
Fourth Quarter	242.56	212.12	222.45
2022
First Quarter	225.32	191.52	205.27
Second Quarter	207.91	163.90	169.36
Third Quarter	201.07	164.17	164.92
Fourth Quarter	188.05	166.81	174.36
2023
First Quarter	198.32	170.25	178.40
Second Quarter	187.93	170.40	187.27
Third Quarter	198.71	174.36	176.74
Fourth Quarter (through December 18, 2023)	197.11	162.21	197.11

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Principal at Risk Securities

Additional Information About the Securities

Calculation Agent:	CIBC
Minimum Ticketing Size:	$1,000 / 1 security
United States Federal Income Tax Considerations:

The following discussion is a brief summary of the material U.S. federal income tax considerations relating to an investment in the securities. The following summary is not complete and is both qualified and supplemented by (although to the extent inconsistent supersedes) the discussion entitled “Material U.S. Federal Income Tax Consequences” in the underlying supplement, which you should carefully review prior to investing in the securities. It applies only to those U.S. Holders who are not excluded from the discussion of United States Taxation in the accompanying prospectus.

The U.S. federal income tax considerations of your investment in the securities are uncertain. No statutory, judicial or administrative authority directly discusses how the securities should be treated for U.S. federal income tax purposes. In the opinion of our tax counsel, Mayer Brown LLP, it would generally be reasonable to treat the securities as prepaid derivative contracts. Pursuant to the terms of the securities, you agree to treat the securities in this manner for all U.S. federal income tax purposes. If this treatment is respected, you should generally recognize capital gain or loss upon the sale, exchange, cash redemption or payment upon maturity in an amount equal to the difference between the amount you receive in such transaction (other than amounts representing accrued but unpaid Contingent Quarterly Coupons) and the amount that you paid for your securities. Such gain or loss should generally be treated as long-term capital gain or loss if you have held your securities for more than one year. Although the tax treatment of the Contingent Quarterly Coupons is unclear, we intend to treat any Contingent Quarterly Coupons, including at maturity or upon an early redemption, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

The expected characterization of the securities is not binding on the U.S. Internal Revenue Service (the “IRS”) or the courts. It is possible that the IRS would seek to characterize the securities in a manner that results in tax consequences to you that are different from those described above or in the accompanying underlying supplement. For a more detailed discussion of certain alternative characterizations with respect to the securities and certain other considerations with respect to an investment in the securities, you should consider the discussion set forth in “Material U.S. Federal Income Tax Consequences” of the underlying supplement. We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

Based on our determination that the securities are not “delta-one” instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. For a more detailed discussion of withholding responsibilities on dividend equivalent payments, Non-U.S. Holders should consult the section entitled “Material U.S. Federal Income Tax Consequences—Non-U.S. Holders” in the underlying supplement and consult with their own tax advisors.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of the securities for U.S. federal income tax purposes. You should also consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Certain Canadian Federal Income Tax Considerations:

In the opinion of Blake, Cassels & Graydon LLP, our Canadian tax counsel, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereto (the “Canadian Tax Act”) generally applicable at the date hereof to a purchaser who acquires beneficial ownership of a security pursuant to this pricing supplement and who for the purposes of the Canadian Tax Act and at all relevant times: (a) is neither resident nor deemed to be resident in Canada; (b) deals at arm’s length with CIBC and any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of the security; (c) does not use or hold and is not deemed to use or hold the security in, or in the course of, carrying on a business in Canada; (d) is entitled to receive all payments (including any interest and principal) made on the security; (e) is not a, and deals at arm’s length with any, “specified shareholder” of CIBC for purposes of the thin capitalization rules in the Canadian Tax Act; and (f) is not an entity in respect of which CIBC or any transferee resident (or deemed to be resident) in Canada to whom the purchaser disposes of, loans or otherwise transfers the security is a “specified entity”, and is not a “specified entity” in respect of such a transferee, in each case, for purposes of the Hybrid Mismatch Proposals, as defined below (a “Non-Resident Holder”). Special rules which apply to non-resident insurers carrying on business in Canada and elsewhere are not discussed in this summary.

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This summary assumes that no amount paid or payable to a holder described herein will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Canadian Tax Act contained in the revised proposals with respect to “hybrid mismatch arrangements” included in the proposals to amend the Canadian Tax Act released by the Minister of Finance (Canada) on November 28, 2023 (the “Hybrid Mismatch Proposals”). Investors should note that the Hybrid Mismatch Proposals are in draft form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

This summary is supplemental to and should be read together with the description of material Canadian federal income tax considerations relevant to a Non-Resident Holder owning securities under “Material Income Tax Consequences—Canadian Taxation” in the accompanying prospectus and a Non-Resident Holder should carefully read that description as well.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Non-Resident Holders are advised to consult with their own tax advisors with respect to their particular circumstances.

Based on Canadian tax counsel’s understanding of the Canada Revenue Agency’s administrative policies and having regard to the terms of the securities, interest payable on the securities should not be considered to be “participating debt interest” as defined in the Canadian Tax Act and accordingly, a Non-Resident Holder should not be subject to Canadian non-resident withholding tax in respect of amounts paid or credited or deemed to have been paid or credited by CIBC on a security as, on account of or in lieu of payment of, or in satisfaction of, interest.

Non-Resident Holders should consult their own advisors regarding the consequences to them of a disposition of the securities to a person with whom they are not dealing at arm’s length for purposes of the Canadian Tax Act.

Supplemental Plan of Distribution (Conflicts of Interest):

Pursuant to the terms of a distribution agreement, CIBCWM will purchase the securities from CIBC for distribution to Morgan Stanley Wealth Management. Morgan Stanley Wealth Management and its financial advisors will collectively receive from CIBCWM a fixed sales commission of $8.70 for each security they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $2.50 for each security. The costs included in the original issue price of the securities will also include a fee paid by CIBCWM to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest for providing certain electronic platform services with respect to this offering.

CIBCWM is our affiliate, and is deemed to have a conflict of interest under FINRA Rule 5121. In accordance with FINRA Rule 5121, CIBCWM may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

We will deliver the securities against payment therefor in New York, New York on a date that is more than two business days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

The Bank may use this pricing supplement in the initial sale of the securities. In addition, CIBCWM or another of the Bank’s affiliates may use this pricing supplement in market-making transactions in any securities after their initial sale. Unless CIBCWM or we inform you otherwise in the confirmation of sale, this pricing supplement is being used by CIBCWM in a market-making transaction.

While CIBCWM may make markets in the securities, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See the section titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

The price at which you purchase the securities includes costs that the Bank or its affiliates expect to incur and profits that the Bank or its affiliates expect to realize in connection with hedging activities related to the securities. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the Original Issue Date.

The Bank’s Estimated Value of the Securities:

The Bank’s initial estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank’s initial estimated value does not represent a minimum price at which CIBCWM or any other person would

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be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank’s initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Risk Factors—The Bank’s initial estimated value of the securities was not determined by reference to credit spreads for our conventional fixed-rate debt” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank’s or a third party hedge provider’s internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank’s initial estimated value of the securities was determined when the terms of the securities were set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors—The Bank’s initial estimated value does not represent future values of the securities and may differ from others’ estimates” in this pricing supplement.

The Bank’s initial estimated value of the securities is lower than the initial issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the initial issue price of the securities. These costs include the selling commissions paid to CIBCWM and other affiliated or unaffiliated dealers, the projected profits that our hedge counterparties, which may include our affiliates, expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors—The Bank’s initial estimated value of the securities is lower than the initial issue price (price to public) of the securities” in this pricing supplement.

Supplemental Terms of the Securities:	For purposes of the securities offered by this pricing supplement, all references to each of the following terms used in the accompanying underlying supplement will be deemed to refer to the corresponding term used in this pricing supplement, as set forth in the table below:

Underlying Supplement Term	Pricing Supplement Term
Coupon Determination Date/ Call Observation Date	Observation Date
Final Valuation Date	Final Observation Date
Reference Asset	Underlying Shares

Where You Can Find More Information:

You should read this pricing supplement together with the prospectus dated September 5, 2023 (the “prospectus”), the prospectus supplement dated September 5, 2023 (the “prospectus supplement”) and the ETF Underlying Supplement dated September 5, 2023 (the “underlying supplement”). Information in this pricing supplement supersedes information in the underlying supplement, the prospectus supplement and the prospectus to the extent it is different from that information. Certain terms used but not defined herein will have the meanings set forth in the underlying supplement, the prospectus supplement or the prospectus.

References to “CIBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this document are references to Canadian Imperial Bank of Commerce and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the underlying supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows:

•          Underlying supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098171/tm2322483d88_424b5.htm

•          Prospectus supplement dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098166/tm2322483d94_424b5.htm

•          Prospectus dated September 5, 2023:

https://www.sec.gov/Archives/edgar/data/1045520/000110465923098163/tm2325339d10_424b3.htm

Validity of the Securities

In the opinion of Blake, Cassels & Graydon LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance

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with the indenture, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to applicable bankruptcy, insolvency and other laws of general application affecting creditors’ rights, equitable principles, and subject to limitations as to the currency in which judgments in Canada may be rendered, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the indenture and the genuineness of signature, and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated June 6, 2023, which has been filed as Exhibit 5.2 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 6, 2023.

In the opinion of Mayer Brown LLP, when the securities have been duly completed in accordance with the indenture and issued and sold as contemplated by this pricing supplement and the accompanying underlying supplement, prospectus supplement and prospectus, the securities will constitute valid and binding obligations of the Bank, entitled to the benefits of the indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. This opinion is given as of the date hereof and is limited to the laws of the State of New York. This opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the indenture and such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the legal opinion dated June 6, 2023, which has been filed as Exhibit 5.1 to the Bank’s Registration Statement on Form F-3 filed with the SEC on June 6, 2023.

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